Exhibit 99.1

Shire and NPS Pharma

Leadership in Rare Diseases

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THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE
AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL NPS PHARMA COMMON
STOCK. THE OFFER TO BUY NPS PHARMA COMMON STOCK WILL ONLY BE MADE PURSUANT TO A
TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL
AND OTHER RELATED TENDER OFFER MATERIALS) . INVESTORS AND SECURITY HOLDERS ARE
URGED TO READ BOTH THE TENDER OFFER STATEMENT (WHICH WILL BE FILED BY SHIRE AND
A SUBSIDIARY OF SHIRE WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC)) AND
THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE
TENDER OFFER (WHICH WILL BE FILED BY NPS PHARMA WITH THE SEC) WHEN THEY BECOME
AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS
AND CONDITIONS OF THE OFFER. INVESTORS AND SECURITY HOLDERS MAY
OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS
FILED BY SHIRE AND NPS PHARMA WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC
AT WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND RELATED MATERIALS, AND THE
SOLICITATION/RECOMMENDATION STATEMENT, MAY ALSO BE OBTAINED (WHEN AVAILABLE)
FOR FREE BY CONTACTING SHIRE INVESTOR RELATIONS AT +1 484 595 2220 or +44 1256
894157.

COPIES OF THESE MATERIALS AND ANY DOCUMENTATION RELATING TO THE TENDER OFFER
ARE NOT BEING, AND MUST NOT BE, DIRECTLY OR INDIRECTLY, MAILED OR OTHERWISE
FORWARDED, DISTRIBUTED OR SENT IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO
WOULD BE UNLAWFUL.

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Forward Looking Statements

Statements included in this communication that are not historical facts are forward -looking statements. Such forward -looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially adversely affected. The risks and uncertainties include, but are not limited to, that:

[] Shire's products may not be a commercial success;

[] revenues from ADDERALL XR and INTUNIV are subject to generic erosion;

[] the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payors in a timely manner for Shire's products may impact future revenues, financial condition and results of operations;

[] Shire conducts its own manufacturing operations for certain of its products and is reliant on third party contract manufacturers to manufacture other products and to provide goods and services. Some of Shire's products or ingredients are only available from a single approved source for manufacture.
Any disruption to the supply chain for any of Shire's products may result in
Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time; [] the development, approval and manufacturing of Shire's products is subject to extensive oversight by various regulatory agencies.
   Submission of an application for regulatory approval of any of our product candidates, such as our planned submission of a New Drug Application to the FDA for Lifitegrast, may be delayed for any number of reasons and, once submitted, may be subjected to lengthy review and ultimately rejected. Moreover, regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches; [] the actions of certain customers could affect Shire 's ability to sell or market products profitably.
Fluctuations in buying or distribution patterns by such customers can adversely impact Shire's revenues, financial condition or results of operations; []
investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire's activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines; [] adverse outcomes in legal matters and other disputes, including Shire's ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire's revenues, financial condition or results of operations;

[] Shire faces intense competition for highly qualified personnel from other companies, academic institutions, government entities and other organizations.
Shire is undergoing a corporate reorganization and the consequent uncertainty could adversely impact Shire's ability to attract and/or retain the highly skilled personnel needed for Shire to meet its strategic objectives; To be as brave as the people we help.

Forward Looking Statements

[] failure to achieve Shire's strategic objectives with respect to the acquisition of ViroPharma Incorporated may adversely affect Shire's financial condition and results of operations;

[] Shire's proposed acquisition of NPS Pharma may not be consummated due to the occurrence of an event, change or other circumstances that gives rise to the termination of the merger agreement; [] a governmental or regulatory approval required for the proposed acquisition of NPS Pharma may not obtained, or may be obtained subject to conditions that are not anticipated, or another condition to the closing of the proposed acquisition may not be satisfied;

[] NPS Pharma may be unable to retain and hire key personnel and/or maintain its relationships with customers, suppliers and other business partners pending the consummation of the proposed acquisition by Shire, or NPS Pharma's business may be disrupted by the proposed acquisition, including increased costs and diversion of management time and resources; [] difficulties in integrating NPS
Pharma into Shire may lead to the combined company not being able to realize the expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits at the time anticipated or at all; [] and other risks and uncertainties detailed from time to time in Shire's or NPS Pharma's filings with the U.S. Securities and Exchange Commission, including their respective most recent Annual Reports on Form 10-K.

THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE
AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL NPS PHARMA COMMON
STOCK. THE OFFER TO BUY NPS PHARMA COMMON STOCK WILL ONLY BE MADE PURSUANT TO A
TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL
AND OTHER RELATED TENDER OFFER MATERIALS) . INVESTORS AND SECURITY HOLDERS ARE
URGED TO READ BOTH THE TENDER OFFER STATEMENT (WHICH WILL BE FILED BY SHIRE AND
A SUBSIDIARY OF SHIRE WITH THE SECURITIES
AND EXCHANGE COMMISSION (SEC)) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON
SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER (WHICH WILL BE FILED BY NPS
PHARMA WITH THE SEC) WHEN THEY BECOME AVAILABLE
BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND
CONDITIONS OF THE OFFER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY
OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY Shire AND NPS
PHARMA WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE
TENDER OFFER STATEMENT AND RELATED MATERIALS, AND THE
SOLICITATION/RECOMMENDATION STATEMENT, MAY ALSO BE OBTAINED (WHEN AVAILABLE)
FOR FREE BY CONTACTING SHIRE INVESTOR RELATIONS AT +1 484 595 2220 IN THE US
AND +44 1256 894157 IN THE UK.

COPIES OF THESE MATERIALS AND ANY DOCUMENTATION RELATING TO THE TENDER OFFER
ARE NOT BEING, AND MUST NOT
BE, DIRECTLY OR INDIRECTLY, MAILED OR OTHERWISE FORWARDED, DISTRIBUTED OR SENT
IN, INTO OR FROM ANY To be as brave as the people we help.
JURISDICTION WHERE TO DO SO WOULD BE UNLAWFUL.

Shire patient video, "My Name Is[]"

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At Shire we have delivered hope to millions of patients []

We've served millions of patients across our therapeutic areas

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    Our patient support services covered 2.6K patients, including 100K+ calls and 1.3K+ donated vials

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       We work with regulators to alleviate shortages when they occur

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We support 50+ ADHD patients to attend college each year

Mike Yasick ADHD Scholarship

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      We partner with countless societies to raise awareness of rare and orphan diseases

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We work closely with patient groups to support them and their families

[]and our pipeline seeks to address significant unmet need

Sample Pipeline Programs

SHP609
Hunter CNS

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   SHP606 (lifitegrast)
Dry eye disease

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SHP610
Sanfilippo A

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Vyvanse
BED

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SHP607
(PREMIPLEX ([R]))
Prevention of ROP

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SHP465
ADHD

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          We remain committed to addressing unmet need in rare and other specialty conditions

Key Shire facts

[]  Founded in 1986 in the United
    Kingdom
[]  Growth through original research,
    creative acquisitions, and innovative
    licensing agreements
[]  Listed on both the London Stock
    Exchange and NASDAQ
[]  Market capitalization: $40 billion
[]  Hubs in both Zug, Switzerland and
    Lexington, Massachusetts
[]  Over 5,000 employees globally,
    offices in 31 countries

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DRAFT

Shire's culture

We have a clear and strong patient-focused culture where we all strive to be
BRAVE :

[]  Bold: We have the courage to lead the way
[]  Resilient: We are agile and adaptable to meet
    the changing needs of our stakeholders
[]  Accountable: We deliver on our promises to all
    of our stakeholders
[]  Visionary: We fearlessly innovate to address
    unmet patient need
[]  Ethical: We do the right thing, in the right way

Our culture comes to life through our employees who together form One Shire. We value and invest in our employees to ensure they have the capabilities and support to implement our strategy, achieve our vision and deliver value to our patients, payors T be andas brave shareholders. as the people we help.

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NPS Pharma and Shire have similar values

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* Integrity* Respect* Excellence

* Personal Ownership* Teamwork

* Entrepreneurial Spirit * Fun

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* Bold* Resilient* Accountable * Visionary* Ethical

Strategy executed via our In-Line and Pipeline Teams

In-Line

           Drive optimum performance from our currently marketed products

Pipeline

Build our future assets through both RandD and Business Development

[] Increase sales for rare diseases treatments through geographic expansion, patient identification and increase awareness through medical education

[] Execute on market expansion initiatives

[] Optimize the sales performance of all our BUs

[] Continuously assess to leverage strengths

[] Develop promising pipeline

[] MandA to expand pipeline and on-market  presence (e. g. , NPS and ViroPharma)

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Shire's global organization

4 Business Units

Rare Diseases BU

Neuroscience BU

Gastrointestinal and Internal Medicine BU

Ophthalmics BU

1 geographic organization

International Commercial

9 global functions

 RandD             Technical Ops*
 Finance         Corporate
                 Development**
 Compliance and    HR
 Risk management
Commercial       Legal
Excellence***
Corporate Comms
and Public Affairs

*Includes IT, Procurement and Real Estate
**Includes Business Development, Strategic Planning, and Program Management ***
Includes Market Access and Global Commercial Operations

Future growth through R&D

Focused on Rare Diseases

Preclinical

- **26** Research Programs
- **SHP619** Duchenne's Muscular Dystrophy
- **TH / GCH1** Gene Pod Parkinson's Subset
- **SHP608** Dystrophic E.Bullosa
- **SHP614** IgA Nephropathy
- **Armagen** Hunter CNS
- **SHP630** adRP
- **SHP624** Heme B Gene Edit
- **SHP628 (FT-061)** Renal Impairment

Phase 1

- **SHP611** MLD (Ph 1/2)
- **SHP616 (Cinryze SC)** HAE Prophylaxis
- **SHP622** Friedreich's Ataxia
- **SHP627 (FT011)** Focal Segmental Glomerulosclerosis
- **SHP616 (Cinryze)** Paroxysmal Nocturnal Hemoglobinuria
- **SHP616 (Cinryze)** Acute Neuromyelitis Optica
- **SHP626 (LUM002)** Non-Alcoholic Steatohepatitis

Phase 2

- **SHP602** Iron overload (clinical hold)
- **SHP610** Sanfilippo A
- **SHP609** Hunter CNS
- **SHP607** Prevention of ROP
- **SHP620 (Maribavir)** CMV in transplant patients
- **LDX (Japan)** ADHD
- **SHP616 (Cinryze)** Acute Antibody Mediated Rejection
- **SHP625 (LUM001)** Primary Biliary Cirrhosis
- **SHP625 (LUM001)** Progressive Familial Intrahepatic Cholestasis
- **SHP625 (LUM001)** Alagille Syndrome
- **SHP625 (LUM001)** Primary Sclerosing Cholangitis

Phase 3

- **Firazyr** ACE inhibitor-induced AE
- **Firazyr** (Japan) HAE
- **SHP616 (Cinryze)** (Japan) HAE Prophylaxis
- **SHP555 (US)** Chronic Constipation
- **INTUNIV (Japan)** ADHD
- **SHP606 (Lifitegrast)** Dry eye disease
- **SHP465** ADHD

Registration

- **XAGRID® (Japan)** Thrombocythaemia *(Approved 3Q 2014)*
- **VPRIV (Japan)** Gaucher *(Approved 3Q 2014)*
- **INTUNIV® (EU)** ADHD
- **Vyvanse** BED

■ Rare Diseases Programs

Shire

We look forward to combining the best of Shire and NPS Pharma on behalf of patients*

Shire

[] Broad international commercial footprint with products marketed in over 50 countries [] Innovative services to identify, support and manage patients []
Best-in-class market access and launch capabilities [] #2 GI sales force as ranked by U.S. GI's(1) [] Deep development portfolio, including SHP625 for rare
GI / hepatic diseases

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NPS Pharma

[] Rare disease expertise [] Proven successes in product development and commercialization [] First-in / best-in rare disease pipeline portfolio []
Patient -centric organization [] Emerging global footprint

(1) IMS Attributable Ranking Study 2013
*Subject to regulatory and other customary closing conditions

What's Next? Integration Planning

[] Integration Planning Team will be established -- staff from NPS (selected by NPS) will be members of the Integration Team
          [] Team will be focused on the development of critical plans for all transition and integration activities of the NPS business post-close
          [] NPS must continue to run its business independently and make its own decisions regarding its business
[] During this pre-close period -- we can plan for integration but cannot execute on any element of integration
[] Transparent communication is critical to success -- we will communicate key information as decisions are made
[] During the period before close, communication to NPS employees will continue to be the responsibility of your management. All communications must flow through Integration Teams
       -- no direct communications unless approved by Legal.
[] Ultimate goal -- ensure that patient needs are met and that there is no interruption to their treatment
[] Key next steps -- business meetings (scheduled via integration leads only)
          [] Manager-to-manager meetings to review and gain understanding of ongoing activities, staff responsibilities and other key elements of the business
          [] Critical business meetings with key internal/external stakeholders (e.g. CMOs)
          [] These meetings will drive planning related to critical and/or priority integration events

This acquisition will allow NPS Pharma's products to transform the lives of even more patients

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Questions?

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